Exhibit 99.1

News Release
Investor Contacts:
Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
Eric Holcomb, +1.713.439.8822, eric.s.holcomb@bakerhughes.com

Media Contact:
Christine Mathers, +1.713.439.8738, christine.mathers@bakerhughes.com
Baker Hughes Incorporated 2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces Second Quarter Results
HOUSTON, Texas (July 19, 2013) – Baker Hughes Incorporated (NYSE: BHI) announced today net income on a GAAP basis for the second quarter of 2013 of $240 million or $0.54 per diluted share. This includes after-tax charges of $20 million ($0.05 per diluted share) for bad debt provisions in Latin America and $7 million ($0.02 per diluted share) for an inventory charge related to certain proppants used in pressure pumping in North America. These results compare to net income of $0.60 per diluted share for the first quarter of 2013, and $1.00 per diluted share for the second quarter of 2012.
Revenue for the second quarter of 2013 was $5.49 billion, up 5% compared to $5.23 billion for the first quarter of 2013 and up 3% compared to $5.33 billion for the second quarter of 2012.
“Our second quarter results reflect mixed performance across our international operating segments,” said Martin Craighead, Baker Hughes' Chairman and Chief Executive Officer. “Activity levels continued to rise across the Eastern Hemisphere based on strong demand in deepwater markets, particularly in Europe and Africa, as well as seasonal improvements in Russia. However, our gains in the East were more than offset by a sharp decline in Latin America resulting from reduced activity and demobilization costs in Brazil and Mexico. In response to these conditions, during the second quarter we began taking actions to reduce costs in our Latin America operations. This process should be substantially complete in the third quarter leading to increased profitability in the second half of the year.”
Craighead added, “Our U.S. Pressure Pumping business continues to improve as recent share gains and operational improvements are increasing fleet utilization and profitability. Combined with record performance from our Gulf of Mexico operations, revenue in North America grew 3% sequentially, despite Canadian seasonality reaching its lowest level in four years. Now that Canada is returning to normal activity levels, we foresee a strong rebound in operating margins in the third quarter for North America.”
Cash increased $22 million to $1.12 billion as of June 30, 2013, compared to $1.10 billion at March 31, 2013. Debt decreased by $183 million to $4.91 billion compared to the first quarter of 2013.
Capital expenditures were $551 million, depreciation and amortization expense was $424 million and dividend payments were $66 million in the second quarter of 2013.
EBITDA in the second quarter of 2013 was $860 million, a decrease of $10 million compared to the first quarter of 2013.

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Income
(Unaudited)

	Three Months Ended
	June 30,		March 31,
(In millions, except per share amounts)	2013	2012	2013
Revenue	$5,487	$5,326	$5,230
Costs and expenses:
Cost of revenue	4,591	4,254	4,326
Research and engineering	131	128	127
Marketing, general and administrative	329	305	322
Total costs and expenses	5,051	4,687	4,775
Operating income	436	639	455
Interest expense, net	(60)	(50)	(55)
Income before income taxes	376	589	400
Income taxes	(131)	(151)	(132)
Net income	245	438	268
Net (income) loss attributable to noncontrolling interests	(5)	1	(1)
Net income attributable to Baker Hughes	$240	$439	$267

Basic earnings per share attributable to Baker Hughes	$0.54	$1.00	$0.60
Diluted earnings per share attributable to Baker Hughes	$0.54	$1.00	$0.60

Weighted average shares outstanding, basic	443	439	443
Weighted average shares outstanding, diluted	444	440	444

Depreciation and amortization expense	$424	$380	$415
Capital expenditures	$551	$771	$490

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Income
(Unaudited)

	Six Months Ended June 30,
(In millions, except per share amounts)	2013	2012
Revenue	$10,717	$10,681
Costs and expenses:
Cost of revenue	8,917	8,519
Research and engineering	258	252
Marketing, general and administrative	651	644
Total costs and expenses	9,826	9,415
Operating income	891	1,266
Interest expense, net	(115)	(104)
Income before income taxes	776	1,162
Income taxes	(263)	(344)
Net income	513	818
Net income attributable to noncontrolling interests	(6)	—
Net income attributable to Baker Hughes	$507	$818

Basic earnings per share attributable to Baker Hughes	$1.14	$1.86
Diluted earnings per share attributable to Baker Hughes	$1.14	$1.86

Weighted average shares outstanding, basic	443	439
Weighted average shares outstanding, diluted	444	440

Depreciation and amortization expense	$839	$743
Capital expenditures	$1,041	$1,442

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Balance Sheets
(Unaudited)

	June 30,	December 31,
(In millions)	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$1,123	$1,015
Accounts receivable - less allowance for doubtful accounts (2013 - $274, 2012 - $308)	5,197	4,815
Inventories, net	3,838	3,781
Other current assets	772	806
Total current assets	10,930	10,417
Property, plant and equipment, net	8,855	8,707
Goodwill	5,954	5,958
Intangible assets, net	934	993
Other assets	677	614
Total assets	$27,350	$26,689
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$2,211	$1,737
Short-term debt and current portion of long-term debt	1,068	1,079
Accrued employee compensation	568	646
Other accrued liabilities	661	662
Total current liabilities	4,508	4,124
Long-term debt	3,841	3,837
Deferred income taxes and other tax liabilities	674	745
Long-term liabilities	700	715
Equity	17,627	17,268
Total liabilities and equity	$27,350	$26,689

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Baker Hughes Announces Second Quarter Results

Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In millions)	2013	2012
Cash flows from operating activities:
Net income	$513	$818
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	839	743
Other, primarily working capital	(274)	(1,437)
Net cash flows provided by operating activities	1,078	124
Cash flows from investing activities:
Expenditures for capital assets	(1,041)	(1,442)
Other	179	203
Net cash flows used in investing activities	(862)	(1,239)
Cash flows from financing activities:
Net proceeds from issuance of debt	—	962
Dividends	(132)	(131)
Other	29	24
Net cash flows (used in) provided by financing activities	(103)	855
Effect of foreign exchange rate changes on cash	(5)	2
Increase (decrease) in cash and cash equivalents	108	(258)
Cash and cash equivalents, beginning of period	1,015	$1,050
Cash and cash equivalents, end of period	$1,123	$792

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Baker Hughes Announces Second Quarter Results

Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net income1 (a non-GAAP financial measure). This excludes identified items with respect to the first quarter of 2013. There were no identified items requiring adjustment for the second quarters of 2013 or 2012.

	Three Months Ended March 31, 2013
(Unaudited) (In millions, except per share amounts)	Net Income	Diluted Earnings Per Share
Net income attributable to Baker Hughes (GAAP)	$267	$0.60
Identified Item:
Devaluation of Venezuelan currency[2]	23	0.05
Adjusted net income (non-GAAP)[1]	$290	$0.65

1
Adjusted net income is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The Company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the Company’s operations.

2
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Baker Hughes Announces Second Quarter Results

Table 2: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
	June 30,		March 31,
(In millions)	2013	2012	2013
Net income attributable to Baker Hughes	$240	$439	$267
Net income (loss) attributable to noncontrolling interests	5	(1)	1
Income taxes	131	151	132
Income before income taxes	376	589	400
Interest expense, net	60	50	55
Earnings before interest and taxes (EBIT)	436	639	455
Depreciation and amortization expense	424	380	415
Earnings before interest, taxes, depreciation and amortization (EBITDA)	860	1,019	870
Adjustments to EBITDA:
Devaluation of Venezuelan currency[2]	—	—	23
Adjusted EBITDA	$860	$1,019	$893

	Six Months Ended June 30,
(In millions)	2013	2012
Net income attributable to Baker Hughes	$507	$818
Net income attributable to noncontrolling interests	6	—
Income taxes	263	344
Income before income taxes	776	1,162
Interest expense, net	115	104
Earnings before interest and taxes (EBIT)	891	1,266
Depreciation and amortization expense	839	743
Earnings before interest, taxes, depreciation and amortization (EBITDA)	1,730	2,009
Adjustments to EBITDA:
Devaluation of Venezuelan currency[2]	23	—
Adjusted EBITDA	$1,753	$2,009

1
EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2
Foreign exchange loss of $23 million before and after-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Table 3a: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	June 30,		March 31,
(In millions)	2013	2012	2013
Segment Revenue
North America	$2,677	$2,672	$2,603
Latin America	557	604	590
Europe/Africa/Russia Caspian	966	925	854
Middle East/Asia Pacific	971	804	894
Industrial Services and Other	316	321	289
Total Operations	$5,487	$5,326	$5,230
Profit Before Tax
North America	$211	$357	$235
Latin America	(18)	77	49
Europe/Africa/Russia Caspian	151	156	93
Middle East/Asia Pacific	115	87	116
Industrial Services and Other	39	44	24
Total Operations	$498	$721	$517
Corporate and Other Profit Before Tax
Interest expense, net	(60)	(50)	(55)
Corporate and other	(62)	(82)	(62)
Corporate, net interest and other	(122)	(132)	(117)
Profit Before Tax	$376	$589	$400
Profit Before Tax Margin[1]
North America	8%	13%	9%
Latin America	(3)%	13%	8%
Europe/Africa/Russia Caspian	16%	17%	11%
Middle East/Asia Pacific	12%	11%	13%
Industrial Services and Other	12%	14%	8%
Total Operations	9%	14%	10%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Baker Hughes Announces Second Quarter Results

Table 3b: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Six Months Ended June 30,
(In millions)	2013	2012
Segment Revenue
North America	$5,280	$5,535
Latin America	1,147	1,177
Europe/Africa/Russia Caspian	1,820	1,818
Middle East/Asia Pacific	1,865	1,549
Industrial Services and Other	605	602
Total Operations	$10,717	$10,681
Profit Before Tax
North America	$446	$758
Latin America	31	144
Europe/Africa/Russia Caspian	244	309
Middle East/Asia Pacific	231	162
Industrial Services and Other	63	66
Total Operations	$1,015	$1,439
Corporate and Other Profit Before Tax
Interest expense, net	(115)	(104)
Corporate and other	(124)	(173)
Corporate, net interest and other	(239)	(277)
Profit Before Tax	$776	$1,162
Profit Before Tax Margin[1]
North America	8%	14%
Latin America	3%	12%
Europe/Africa/Russia Caspian	13%	17%
Middle East/Asia Pacific	12%	10%
Industrial Services and Other	10%	11%
Total Operations	9%	13%

1
Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Baker Hughes Announces Second Quarter Results

Table 4: Adjustments to Operating Profit Before Tax1

(In millions)	Three Months Ended March 31, 2013	Six Months Ended June 30, 2013
Adjustments to Operating Profit Before Tax
North America	$—	$—
Latin America[2]	23	23
Europe/Africa/Russia Caspian	—	—
Middle East/Asia Pacific	—	—
Industrial Services and Other	—	—
Total Operations	$23	$23

1	There were no items identified requiring adjustment in the second quarters of 2013 or 2012, nor in the first six months of 2012.
2
Foreign exchange loss of $23 million before-tax due to the devaluation of Venezuela's currency from the prior exchange rate of 4.3 Bolivars Fuertes per U.S. Dollar to 6.3 Bolivars Fuertes per U.S. Dollar, which applied to our local currency denominated balances.

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Table 5a: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding the $23 million charge for the devaluation of the Venezuelan currency recorded in the first quarter of 2013 (see Table 4). There were no items requiring adjustment for the second quarters of 2013 or 2012.

	Three Months Ended
	June 30,		March 31,
(In millions)	2013	2012	2013
Segment Revenue
North America	$2,677	$2,672	$2,603
Latin America	557	604	590
Europe/Africa/Russia Caspian	966	925	854
Middle East/Asia Pacific	971	804	894
Industrial Services and Other	316	321	289
Total Operations	$5,487	$5,326	$5,230
Operating Profit Before Tax[1]
North America[2]	$211	$357	$235
Latin America[3]	(18)	77	72
Europe/Africa/Russia Caspian	151	156	93
Middle East/Asia Pacific	115	87	116
Industrial Services and Other	39	44	24
Total Operations	$498	$721	$540
Operating Profit Before Tax Margin[1]
North America[2]	8%	13%	9%
Latin America[3]	(3)%	13%	12%
Europe/Africa/Russia Caspian	16%	17%	11%
Middle East/Asia Pacific	12%	11%	13%
Industrial Services and Other	12%	14%	8%
Total Operations	9%	14%	10%

1
Operating profit before tax is a non-GAAP measure defined as profit before tax ("income before income taxes") less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

2
Operating profit before tax and operating profit before tax margin include an inventory charge of $11 million (before-tax) related to certain proppants used in pressure pumping in North America in the second quarter 2013.

3	Operating profit before tax and operating profit before tax margin include bad debt provisions of $20 million (before and after-tax) in Latin America in the second quarter of 2013.

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Table 5b: Supplemental Financial Information Excluding Certain Identified Items
The following table contains non-GAAP measures of operating profit before tax and operating profit before tax margin, excluding the $23 million charge for the devaluation of the Venezuelan currency recorded in the first six months of 2013 (see Table 4). There were no items requiring adjustment for the first six months of 2012.

	Six Months Ended June 30,
(In millions)	2013	2012
Segment Revenue
North America	$5,280	$5,535
Latin America	1,147	1,177
Europe/Africa/Russia Caspian	1,820	1,818
Middle East/Asia Pacific	1,865	1,549
Industrial Services and Other	605	602
Total Operations	$10,717	$10,681
Operating Profit Before Tax[1]
North America[2]	$446	$758
Latin America[3]	54	144
Europe/Africa/Russia Caspian	244	309
Middle East/Asia Pacific	231	162
Industrial Services and Other	63	66
Total Operations	$1,038	$1,439
Operating Profit Before Tax Margin[1]
North America[2]	8%	14%
Latin America[3]	5%	12%
Europe/Africa/Russia Caspian	13%	17%
Middle East/Asia Pacific	12%	10%
Industrial Services and Other	10%	11%
Total Operations	10%	13%

See footnotes from Table 5a.

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Baker Hughes Operational Highlights
The Baker Hughes FASTrak™ logging while drilling (LWD) fluid analysis and sampling system launched in the second quarter 2013. Since its introduction, Baker Hughes has successfully deployed FASTrak on wells for a customer in Australia. The fluid sampling and formation pressure testing capabilities of the LWD assembly allowed the customer to acquire 25 formation fluid samples and a range of pressure tests in challenging, near horizontal wellbores. Obtaining this high number and quality of formation fluid samples allowed the customer to make strategic field development decisions, saved millions of dollars in necessary retrofit costs, and substantially reduced the number of rig days.
The Baker Hughes AutoTrak X-treme™ rotary steerable system has delivered excellent results across multiple regions including Latin America, Africa and U.S. Land. The growing Marine region of Mexico experienced a drilling rate of penetration (ROP) of 200 ft/hr using the AutoTrak X-treme system as well as the Baker Hughes Quantec Force™ bit, which surpassed the previous ROP record for offset wells in this field by more than 45%. The Quantec Force bit has seen successes this quarter in Brazil and Ghana, both of which showed substantial increases in penetration rate, allowing customers to reach their targets more quickly and efficiently.
Baker Hughes continues its success with the Drill Bits product line, particularly with the Kymera™ hybrid bit. The rolling torque management with dual action cutting structures has allowed customers in Latin America, Asia Pacific, Africa, Middle East and Gulf of Mexico to experience increases in ROP and superior directional control. The Kymera bit was deployed for the first time in China this quarter, and also had exceptional success onshore in Mauritania, allowing a 12¼-in. section to be drilled in one run, eliminating the expected extra day of rig time to run multiple bits. In addition, we deployed a 26-in. Kymera bit was deployed for the first time in the Gulf of Mexico during the quarter and displayed excellent ROP and rig time savings.
Baker Hughes is gaining share in the Gulf of Mexico through the introduction of new technologies. During the quarter, Baker Hughes successfully completed wireline logging operations on an ultradeepwater, high-temperature appraisal project at a total depth of 26,340 ft in the Gulf of Mexico. The Baker Hughes RCX™ Sentinel obtained fluid samples for safer, cleaner, and faster sampling.
In the Gulf of Mexico, Baker Hughes performed six individual fracpacks on a well with a single vessel, in a single trip. Our Blue Dolphin™ stimulation vessel remained on location for the duration of the project without having to travel back to the dock to resupply. Traditionally, a project of this size would have been required two vessels. However, the capability of the Blue Dolphin allowed for the largest volume of proppant ever to be pumped into a single well in the Gulf of Mexico.
The demand for Rhino™ Bifuel continues to grow. Baker Hughes stimulated multiple wells in Canada and the U.S. this quarter with Rhino Bifuel. Replacing up to 70% of diesel with natural gas not only reduces emissions of the pumping units, but the potential for using field gas negates the requirement for large quantities of fuel to be transported. This transport savings can dramatically reduce an operator's environmental footprint. Baker Hughes Rhino Bifuel pumping fleets have completed more than 400 stages to date. With increasing demand for Rhino Bifuel, Baker Hughes plans to double its Rhino Bifuel capacity by converting additional fleets this year.
Supplemental Financial Information
Supplemental financial information can be found on the Company's website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled a conference call and webcast to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8 a.m. Eastern time, 7 a.m. Central time on Friday, July 19, 2013, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the

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Company’s website and available for real-time viewing at www.bakerhughes.com/investor. To access the conference call, please call the conference call operator at: 800-446-1671 in the U.S., or 847-413-3362 for international calls. Please call in 20 minutes prior to the scheduled start time and ask for the “Baker Hughes Conference Call.” A replay of the call will be available through Friday, August 2, 2013. The number for the replay is: 888-843-7419 in the United States, or 630-652-3042 for international calls, and the access code is: 34835209. To access the webcast, go to our Events and Presentations page on the Company's website at: www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward–looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward–looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Baker Hughes’ subsequent quarterly report on Form 10-Q for the quarterly period ended March 31, 2013; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at: www.sec.gov. We undertake no obligation to publicly update or revise any forward–looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Economic conditions – the impact of worldwide economic conditions and sovereign debt crises in Europe; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions – the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks – war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum–producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks.
Price, market share, contract terms, and customer payments – our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which

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we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources – our ability to manage the costs, availability, distribution and delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions – the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company’s 59,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes’ century-long history, visit: www.bakerhughes.com.